FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PACIFIC GLOBAL ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

840 Newport Center Drive, 7th Floor
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:	NYSE Arca, Inc.	84-2698132
Pacific Global Senior Loan ETF

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-227097

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Pacific Global Senior Loan ETF, a series of Pacific Global ETF Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 3 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on August 2, 2019 (Files No. 333-227097; 811-23376).  Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.              Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227097; 811-23376), as filed with the Securities and Exchange Commission on August 29, 2018.

2.              Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227097; 811-23376), as filed with the Securities and Exchange Commission on August 29, 2018.

3.              Registrant’s By-Laws, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227097; 811-23376), as filed with the Securities and Exchange Commission on August 29, 2018.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newport Beach and the State of California, on the 16th day of December 2019.

Pacific Global ETF Trust
(Registrant)

By:	/s/ J.G. Lallande
Name:	J. G. Lallande
Title:	Vice President and Assistant Secretary